Calculation of Filing Fee Tables
S-3
EPR PROPERTIES
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares, par value $0.01 per share	457(r)			$ 400,000,000.00	0.0001381	$ 55,240.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 400,000,000.00		$ 55,240.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 55,240.00
Offering Note
[1]	(1) Calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of certain of the registration fees for the Registration Statement on Form S-3 (File No. 333-287744), which was filed by the registrant on June 3, 2025. (2) An indeterminate number of Common Shares as shall have an aggregate initial offering price not to exceed $400,000,000 are being offered hereunder as may from time to time be issued at indeterminate prices. In addition, pursuant to Rule 416 of the Securities Act, the Common Shares being offered hereunder include such indeterminate number of Common Shares as may be issuable with respect to the Common Shares being offered hereunder as a result of stock splits, stock dividends or similar transactions.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A